Exhibit 10.1

May 15, 2006

GEMINI EXPLORATIONS, INC.
11630 99th Avenue
Surrey, British Columbia
Canada V3V 2M1

Ladies and Gentlemen:

RE:     Gold Hunt Mineral Claims

Suheil Salameh holds in trust for Gemini Explorations, Inc. an undivided interest in the following claim:

Tenure No.	Claim Name	Record Date	Expiration Date
532758	Gold Hunt	May 15, 2006	May 15, 2007

Suheil Salameh will deliver full title on demand to Gemini Explorations, Inc. for as long as the claims are in good standing with the Province of British Columbia.

Yours truly,

SUHEIL SALAMEH
Suheil Salameh